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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 17, 1999


                              OMNOVA Solutions Inc.
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               (Exact Name of Registrant as Specified in Charter)


         Ohio                          1-15147                   34-1897652
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(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
   of Incorporation)                                         Identification No.)


      175 Ghent Road, Fairlawn, Ohio                              44333-3300
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(Address of Principal Executive Offices)                          (Zip Code)

                                  330-869-4200
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              (Registrant's telephone number, including area code)




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Item 5.  Other Events.
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         Attached hereto as Exhibit 99 and incorporated herein by reference is the text of the press release of GenCorp Inc. ("GenCorp") released on September 17, 1999. In its press release, GenCorp announced that its Board of Directors had given their final approval to the spin-off of OMNOVA Solutions Inc. ("Omnova Solutions"), a wholly owned subsidiary to which GenCorp will transfer its polymer products businesses and other corporate assets. The transaction is described more fully in Omnova Solutions' Form 10.

         Prior to the spin-off, Omnova Solutions anticipates that it will borrow approximately $200 million under its credit agreement with Bank of America, N.A. At the same time, Omnova Solutions will declare and distribute to GenCorp a special dividend in the amount of approximately $200 million. GenCorp has informed Omnova Solutions that GenCorp will use this money to repay debt.

Item 7.  Exhibits.
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Exhibit
Number           Exhibit Description
------           -------------------

99 Press release dated September 17, 1999 regarding final approval of spin-off of GenCorp's Polymer Products businesses.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                  OMNOVA Solutions Inc.



Date:  September 24, 1999                         By: /s/Cynthia A. Slack
                                                     ---------------------------
                                                  Name:    Cynthia A. Slack
                                                  Title:   Secretary


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                                  Exhibit Index
                                  -------------

Exhibit

99 Press release dated September 17, 1999 regarding final approval of spin-off of GenCorp's Polymer Products businesses.




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